Exhibit 10.1

Dayforce, Inc.

2024 Management Incentive Plan (“MIP”)

Cash & Performance Stock Units

The MIP is a discretionary, short-term incentive plan designed to drive company results related to our key financial metrics. Participants in the MIP are active eligible employees (“Participant”) of Dayforce, Inc. and its subsidiaries (“Dayforce”) who play a key role in Dayforce accomplishing its objectives and as further described under the heading “Eligibility” below. The Board of Directors of Dayforce, Inc. (“Board”) and the Compensation Committee of the Board (the “Committee”) have approved the MIP for the performance period January 1, 2024 - December 31, 2024 (“Performance Period”), including the Incentive Components as set forth below. The Board and/or Committee will consider the achievement of the Incentive Components to determine whether any adjustment to the calculated payment will be made to participants in the MIP.

Incentive Components(1) (defined in the attached Appendix A)

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Cloud Recurring Revenue, ex. float (33.3%)
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Adjusted EBITDA, ex. float (33.3%)
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Sales Per Employee Per Month Annual Contract Value (“Sales PEPM ACV”) (33.3%)

A Participant’s Individual MIP Target (as defined below) is 50% in the form of cash (the “Cash MIP”) and 50% in the form of performance stock units (“PSUs”) granted under the terms of the Dayforce, Inc. 2018 Equity Incentive Plan, as amended (“2018 EIP”), and the applicable PSU award agreement (the “PSU MIP”). Achievement of the Incentive Component(s) for Threshold, Target, and Maximum Conditions are set forth in the table below; each component is treated independently for payout. Failure to satisfy the Threshold Incentive Component Results described will result in no payout for that component of the MIP. If at least one Threshold Incentive Component Result is met, a Participant will receive a payout under the MIP. All payouts under the MIP are subject to the discretion of the Board and/or Committee.

PARTICIPANT’S INDIVIDUAL MIP TARGET				MEASUREMENT OF INCENTIVE COMPONENTS
% of MIP Target	Payment Type	Incentive Component	Incentive Component Weighting (1)	Threshold(2)		Target(2)(3)		Maximum(2)(4)
				Achievement	Incentive Component Payout %	Achievement	Incentive Component Payout %	Achievement	Incentive Component Payout %
50%	Cash MIP	CLOUD RECURRING REVENUE ex. float	33.3%	97.5% of Target	50%	100% of Target	100%	102.5% of Target	150%
		ADJUSTED EBITDA ex. float	33.3%	95.0% of Target	50%	100% of Target	100%	105.0% of Target	150%
		SALES PEPM ACV	33.3%	91.0% of Target	50%	100% of Target	100%	108.6% of Target	200%
50%	PSU MIP	CLOUD RECURRING REVENUE ex. float	33.3%	97.5% of Target	50%	100% of Target	100%	102.5% of Target	150%
		ADJUSTED EBITDA ex. float	33.3%	95.0% of Target	50%	100% of Target	100%	105.0% of Target	150%
		SALES PEPM ACV	33.3%	91.0% of Target	50%	100% of Target	100%	108.6% of Target	200%
(1)
Payments for Cloud Recurring Revenue ex float, Adjusted EBITDA ex float, and Sales PEPM ACV achievement between Threshold and Target and between Target and Maximum will be determined on a straight-line basis (i.e., linearly interpolated).
(2)
Target as approved by the Compensation Committee in Q1 2024.
(3)
The maximum total combined Incentive Component Payout may not exceed 167%. The maximum payout level for each component shall only apply if all three metrics meet or exceed the threshold level of achievement. Should one or two metrics fall below the threshold level of achievement, the other metric(s) will be calculated without regard to the maximum payout level on that component, with payout for that component extrapolated on a straight-line basis. In such case where one or two metrics fall below the threshold level of achievement, the maximum total combined Incentive Component Payout may not exceed 100%.

Eligibility

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The MIP applies to Participants designated by Dayforce and approved by management in its sole discretion, and employees who previously met MIP eligibility criteria and management has approved their continued participation for 2024. Part-time permanent employees will be considered on an individual basis.
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The Cash MIP element is governed by the General Terms and Conditions of the Dayforce Incentive Plans (hereinafter the “Terms and Conditions”) including but not limited to the definition of “Active Employment”.
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Proration for the Cash MIP and PSU MIP is based on the Participant’s date of eligibility and duration of active employment in the Performance Period. The terms regarding proration of the Cash MIP are set out in the Terms & Conditions. The terms of the 2018 EIP and the PSU award agreement will govern the PSU grant.
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Participants who meet the following criteria are not eligible to participate in the PSU MIP and will be instead eligible for the Cash MIP at 100% of the Individual MIP Target:
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Total annual MIP incentive target is less than US $10,000
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Total annual incentive target is not fully assigned to MIP metrics (i.e. their annual incentive target is weighted a fraction MIP and a fraction of a separate non-MIP incentive plan)
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Hired on/or after February 9, 2024
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Reside in a country other than Australia, Canada, Germany, India, Japan, Mauritius, Mexico, New Zealand, Philippines, Singapore, Thailand, UK, Vietnam or US
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Individuals who are on a Leave of Absence at time of PSU MIP grant is issued
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Dayforce retains the right to amend these eligibility criteria in its sole discretion

Plan Payment Opportunity

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Dayforce offers no employee a guarantee of any expectation of receiving an incentive or any incentive payment under the MIP.
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Participants have been provided their individual MIP target, as a percentage of their base salary or a fixed dollar amount (“Individual MIP Target”).
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Cash MIP - Subject to the overarching exercise of discretion, as noted below, any Cash MIP payment will be determined using the Participant’s base salary as of December 31, 2024. (Note: In the event of an increase in a Participant’s Individual MIP Target due to a promotion or other pay increase, the additional amount will be eligible for the Cash MIP at 100%).
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PSU MIP - The number of PSUs awarded to the Participant under the 2018 EIP will be determined using the Participant’s Individual MIP Target, as of the date of grant. The vesting conditions for the PSU award will be determined based on the Incentive Component results as outlined in the PSU award agreement and issued within 45 days of the certification date.
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If participants do not accept their PSU award agreement within 120 days, they will forfeit their shares and the PSU MIP portion of their annual target (50%) will be forfeited for the 2024 plan year. Cash compensation or otherwise for this forfeiture will not be provided.
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Notwithstanding anything herein to the contrary, Dayforce retains the overarching discretion to modify, deny or decrease a Participant’s MIP payment as it deems fit in its sole discretion based on the Participant’s performance and/or disciplinary record.

Termination Provisions

Details of MIP eligibility, plan payments and termination provisions of the Cash MIP can be found in the attached Terms and Conditions (T&C) document.

For specific terms and conditions of the PSUs as it relates to termination, refer to the “2018 Equity Incentive Plan - Performance Stock Unit Award Agreement”.

Entire Agreement

This document, and the documents referenced herein, represent the entire agreement related to the MIP. The terms of the PSU award are set forth in the 2018 EIP and the PSU award agreement; copies of which and other information pertaining to the 2018 EIP have been provided to the Participant. The MIP replaces all prior agreements or representations with respect to the MIP. Neither the Participant nor Dayforce rely upon, or regard as material, any representation (oral or in writing) not expressly included in this document.

APPENDIX A

Definitions

Adjusted EBITDA, excluding Float

Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude: net income (loss) from discontinued operations; non-cash charges for asset impairments; gain (loss) on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary; share-based compensation expense and related employer taxes; non-business as usual severance charges; restructuring consulting fees; significant acquisitions or disposals and related transaction costs; as well as other non-recurring charges, subject to board approval. Float revenue will be excluded. Adjusted EBITDA will be presented on constant currency basis (using budgeted currency rates).

Cloud Recurring Revenue, excluding Float

Cloud recurring revenue, presented on a constant currency basis, includes Dayforce and Powerpay.

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Dayforce includes global HR, payroll, benefits, workforce management, and talent management on web and native iOS and Android platforms. Dayforce recurring revenue is primarily generated from monthly recurring fees charged on a PEPM basis, generally one-month in advance of service. Dayforce also includes outsourced human resource solutions to certain Dayforce customers, including Stand Alone Tax.
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Powerpay recurring revenue is primarily generated from recurring fees charged on a per-employee, per-process basis from small market Canadian customers.

These values are as adjusted to exclude significant acquisitions or disposals; subject to board approval. Float revenue will be excluded.

Sales PEPM ACV

Sales PEPM includes DF PEPM SaaS, DF PEPM Managed, ICP PEPM, Powerpay recurring, MHR recurring, Fulfillment Services, Clocks Software Subscriptions, Tax Recurring and Education recurring, and Regional Payroll Products (RPP).

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Adjusted EBITDA, ex. Float and Cloud Recurring Revenue, ex. Float include the eloomi acquisition. Sales PEPM ACV excludes eloomi.